EXHIBIT 16.1

Pritchett, Siler & Hardy, PC

Certified Public Accountants

January 23, 2018

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: Nova Star Innovations, Inc.

Commission File No. 000-33399

We have read the statements that Nova Star Innovations, Inc., included under Item 4.01 of the Form 8-K report dated January 23, 2018, and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

By:	/s/ Pritchett, Siler & Hardy, PC
Pritchett, Siler & Hardy, PC
Salt Lake City, UT

515 S 400 E, Ste 100, Salt Lake City, UT 84111	P 801-328-2727 F 801-328-1123